Exhibit 99.1

Craft Brewer Kings & Convicts Brewing Co.
to Acquire Ballast Point

CHICAGO and VICTOR, N.Y., Dec. 3, 2019 - Chicagoland-based Kings & Convicts Brewing Co. and Constellation Brands, Inc. (NYSE: STZ and STZ.B), a leading beverage alcohol company, announced today that Kings & Convicts has signed an agreement with Constellation to acquire the Ballast Point brand and a number of its associated production facilities and brewpubs, excluding Constellation’s Craft & Specialty operations in Daleville, Virginia. This transaction is expected to close by the end of Constellation’s fiscal 2020.
“We’re excited to welcome the team at Ballast Point into the Kings & Convicts family,” said Brendan Watters, Kings & Convicts’ chief executive officer. “We have long admired the quality and spirit of Ballast Point’s brands and team. Ballast Point’s best-in-class brewing standards will remain unchanged, delivering the same high-quality, award-winning products the company has become known for over the years. Our goal is to leverage Ballast Point’s deep know-how, talented and passionate employee base, and outstanding operating team to grow both Ballast Point and Kings & Convicts together.”
As part of this agreement, Kings & Convicts will retain all positions within Ballast Point’s existing workforce, with plans to hire additional resources to support the future growth of the business.
“Trends in the U.S. craft beer segment have shifted dramatically since our acquisition of Ballast Point,” said Bill Newlands, Constellation Brands president and chief executive officer. “Ballast Point remains one of the most iconic craft beer brands in the country and we’re pleased to transition the business to an owner that can devote the resources needed to fuel its future success. At the same time, this decision allows Constellation to focus more fully on maximizing growth for our high-performing import portfolio and upcoming new product introductions, including Corona Hard Seltzer, scheduled to launch this spring.”
Constellation expects to realize slightly improved depletion and margin trends for the beer business upon close of this transaction. Terms of the transaction were not disclosed.

About Kings & Convicts Brewing Co.
Kings & Convicts started brewing for the public in Highwood, Illinois in 2017. Conceived by an Englishman and an Aussie, Kings & Convicts was built on the freedom of anti-authority and the spirit of fellowship. They brew ales and lagers inspired by the tales of convicts, royalty and the undercurrent of American gangsters. Every beer tells a story. Kings & Convicts’ beer is available in draft and cans at their taproom and in bars and restaurants across Chicagoland and southern Wisconsin. For more information, follow along on Instagram and Facebook, and visit www.kingsandconvicts.com.

About Constellation Brands
Constellation Brands (NYSE: STZ and STZ.B), a Fortune 500® company, is a leading international producer and marketer of beer, wine and spirits with operations in the U.S., Mexico, New Zealand, and Italy. Constellation is the No. 3 beer company in the U.S. with high-end, iconic imported brands such as the Corona and Modelo brand families and Pacifico. Its high-quality, wine and spirits brands include the Robert Mondavi and The Prisoner Wine Company brand families, Kim Crawford, Ruffino, Meiomi, and SVEDKA Vodka. The company’s portfolio also includes a collection of highly-rated wine brands such as SIMI and Mount Veeder Winery, spirits brands High West Whiskey and Casa Noble Tequila, as well as new wine innovations such as Cooper & Thief, 7 Moons, and Crafters Union.

Based in Victor, N.Y., the company believes that industry leadership involves a commitment to brand building, our trade partners, the environment, our investors and to consumers around the world who choose our products when celebrating big moments or enjoying quiet ones. Since its founding in 1945, Constellation’s ability to see, meet and stay ahead of shifting consumer preferences and trends across total beverage alcohol has fueled our success and made us one of the top growth contributors in beverage alcohol in the U.S.

To learn more, follow us on Twitter @cbrands and visit www.cbrands.com.

Forward-Looking Statements
This news release contains forward-looking statements. All statements other than statements of historical fact are forward-looking statements. The word “expect,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements may relate to business strategy, future operations, prospects, plans and objectives of management, as well as information concerning expected actions of third parties. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, such forward-looking statements.
The forward-looking statements are based on management’s current expectations and should not be construed in any manner as a guarantee that such results will in fact occur or will occur on the timetable contemplated hereby. All forward-looking statements speak only as of the date of this news release and neither Constellation Brands, Inc. nor Kings & Convicts Brewing Co. undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The transaction between Constellation Brands, Inc.’s subsidiary Home Brew Mart, Inc. and Kings & Convicts is subject to the satisfaction of certain customary closing conditions, including receipt of approvals. There can be no assurance the transaction will occur or will occur on its contemplated terms or timetable.
In addition to risks and uncertainties associated with ordinary business operations, the forward-looking statements contained in this news release are subject to other risks and uncertainties, including completion of the announced transaction; the accuracy of all projections; and other factors and uncertainties disclosed from time-to-time in Constellation Brands, Inc.’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended February 28, 2019 and its Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2019, which could cause actual future performance to differ from current expectations.

Kings & Convicts Brewing Co.:

MEDIA CONTACTS
Peyton Robertson	858-382-4922	peyton@baybirdinc.com
Alex Harmon	619-905-8889	alex@baybirdinc.com

Constellation Brands:

MEDIA CONTACTS			INVESTOR RELATIONS CONTACTS
Mike McGrew	773-251-4934	michael.mcgrew@cbrands.com	Patty Yahn-Urlaub	585-678-7483	patty.yahn-urlaub@cbrands.com
Amy Martin	585-678-7141	amy.martin@cbrands.com	Bob Czudak	585-678-7170	bob.czudak@cbrands.com
Maggie Bowman	213-500-2401	maggie.bowman@cbrands.com	Tom Conaway	585-678-7503	thomas.conaway@cbrands.com